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                                                                      EXHIBIT 21



                 Subsidiaries of Mahaska Investment Company



                                                    State or Other
                             Name Under             Jurisdiction
                             Which Doing            in which
Subsidiary Name              Business               Incorporated
---------------              --------               ------------
Mahaska State Bank            ----                  Iowa

Central Valley Bank           ----                  United States

MIC Leasing Co.              On-Site                Iowa
                             Commercial
                             Services
